Exhibit 10.3

MORTGAGE AND SECURITY AGREEMENT

THIS MORTGAGE AND SECURITY AGREEMENT (the “Mortgage”) is executed this 11th day of July, 2008, by ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation (the “Mortgagor”), whose address is: 5215 West Laurel Street, Tampa, Florida 33607, in favor of FIFTH THIRD BANK, a Michigan banking corporation (the “Bank”), whose address is: 201 East Kennedy Boulevard, Tampa, Florida 33602, and is made in reference to the following facts:

(A) Mortgagor is indebted to Bank in the principal sum of $2,580,000.00 as evidenced by a promissory note (the “Note”) of even date herewith executed by Mortgagor, the terms and conditions of which are incorporated in and made a part hereof. The Note bears interest at the rate(s) stated therein, provides for payment of principal and interest in the manner stated therein and has a maturity date of July 11, 2013. The Note is an adjustable rate note based on the Bank’s prime rate plus a premium.

(B) Bank is desirous of securing the prompt payment of the Note amount and any additional indebtedness accruing to Bank on account of any future payments, advances, or expenditures made by Bank in connection with the Note or this Mortgage or any other instrument securing the Note as set forth herein.

NOW, THEREFORE, for and in consideration of Bank making the aforesaid loan to Mortgagor and for other good and valuable consideration, and to secure the payment of the aforesaid indebtedness Mortgagor does hereby grant, bargain, sell, alien, remise, convey and confirm unto Bank all that certain land of which Mortgagor is now seized and in possession, situate in Hillsborough County, Florida, more particularly described in Exhibit “A” attached hereto and by this reference incorporated herein.

TOGETHER WITH all and singular the tenements, hereditaments and appurtenances and all structures, buildings and improvements of every kind and description now or hereafter on said land, and all heretofore or hereafter vacated lands adjoining or adjacent to said land which have or may revert to Mortgagor, and all riparian and littoral rights, easements, rights, rents, royalties, mineral, oil and gas rights

Prepared by and Return to:

Kenneth E. Thornton, Esq.

Fisher & Sauls, P.A.

100 Second Avenue S. #701

St. Petersburg, FL 33701

and profits, water, water rights and water stock appurtenant to the said land, and all fixtures, machinery, equipment, building materials, appliances and goods of every nature whatsoever now or hereafter located in, or on, or used, or intended to be used in connection with the said land, improvements and appurtenances including, but not limited to, those for the purposes of supplying or distributing heating, cooking, electricity, gas, water, air and light; and all elevators and related machinery and equipment, plumbing, bathtubs, water heaters, sinks, and other plumbing fixtures, ranges, stoves, refrigerators, dishwasher, disposals, washers, dryers, awnings, storm windows, storm doors, screens, blinds, shades, curtains, carpet, attached floor covering, furniture, antennae, trees, crops and plants, now or hereafter located in, upon or under said land or any part thereof and used or usable in connection with any present or future operation of said land, all of which, including replacements and additions thereto, shall be deemed to be and remain a part of the real property covered by this Mortgage.

FURTHER TOGETHER WITH Mortgagor’s interest as lessor in and to all rents, issues, income, profits and all accounts receivable generated through the use by Mortgagor or others of the real or personal property encumbered by this Mortgage, including any such rents, issues, income, profits and all accounts receivable of any business activity conducted by Mortgagor on or through the use of such property; and the proceeds of all of the foregoing.

All of the above described property and interests encumbered by this Mortgage being collectively referred to herein as the “Property”.

TO HAVE AND TO HOLD the Property unto the Bank and its successors and assigns forever.

Mortgagor does hereby covenant and agree with and promise to the Bank as follows:

1. Covenants and Warranties of Title. Mortgagor hereby covenants and agrees with and warrants to the Bank as follows: (A) that Mortgagor is the absolute fee simple owner of the Property; (B) that the Property is and will remain free and clear of all encumbrances excepting those encumbrances, covenants, restrictions, easements and reservations set forth in a loan title commitment delivered to Bank by Mortgagor on the date of delivery of this Mortgage (the “Permitted Title Exceptions”); (C) that Mortgagor has full power and lawful right to mortgage and convey the Property; (D) that no delinquency exists with respect to the payment of any taxes, assessments, water or sewer charges or other governmental impositions of any kind levied or assessed on the Property; (E) that it shall be lawful for Bank at all times to peacefully enter upon, hold, occupy and enjoy the Property and every part thereof; (F) that Mortgagor will make such further assurances to protect the fee simple title to the Property or any part thereof in the Bank as may be reasonably required; and (G) that Mortgagor does hereby fully warrant the title to the Property and will defend the same against the lawful claims of all persons whomsoever.

2. Payment. Mortgagor shall strictly and fully comply with all provisions of this Mortgage and of the Note secured hereby and with the provisions of any other instrument securing the Note. Mortgagor shall promptly pay Bank all sums of money evidenced by the Note as well as all sums of money required by this Mortgage and in any other instrument securing the Note, when the same severally become due.

3. Escrow for Taxes and Insurance. After any default not cured within any applicable notice and curative periods in this Mortgage or any of the other documents that evidence and secure the Note, Bank may require at any time that escrow payments as to taxes, assessments and insurance be paid to it by Mortgagor, during the term of this Mortgage. In such event, Mortgagor shall pay to Bank, to the extent requested by Bank, on dates upon which interest is payable or as otherwise directed by Bank such amounts as Bank from time to time estimates is necessary to create and maintain a reserve fund from which to pay, before the same become due, all insurance premiums, taxes and governmental assessments relating to the Property as additional security for the debt secured by this Mortgage. Said payments may be, at the discretion of Bank, a monthly sum and amount equal to one-twelfth of the estimated annual insurance premiums and taxes and assessments upon the Property. In the event such monthly escrow payments are insufficient to pay for said insurance premiums, taxes and assessments when due, Bank may demand of Mortgagor that the amount of such payments be increased and/or Bank may demand that the difference be paid to it by Mortgagor, and Mortgagor shall immediately comply with such demands. There shall be no interest due to Mortgagor on such deposits. Payments from the reserve fund for these purposes may be made by Bank at its discretion even though subsequent owners of the Property described herein may benefit thereby. In the event of any default under this Mortgage which is not cured within the curative period set forth herein, Bank, at its discretion and option, may apply all or any part of the reserve fund to the indebtedness hereby secured. In refunding any part of the reserve fund, Bank may deal with whomsoever is represented to be the owner of the Property at that time.

4. Taxes. Mortgagor will pay all the taxes, assessments, levies and encumbrances of every nature on the Property, and upon this Mortgage and Note, or the money secured or evidenced thereby, before delinquency thereof, and receipts evidencing payment of said taxes, assessments, levies and encumbrances shall be exhibited to Bank on or before March 31 of each succeeding year during the term of this Mortgage. If the same be not promptly paid when due, Bank may (without obligation to do so) pay the same, or become purchaser of any lawful evidence thereof, or certificate therefor, without waiving or affecting any right under this Mortgage, or the Note contained, and such payments or expenditures so made shall bear interest from the date thereof at the maximum rate of interest permitted by law, from time to time, to be charged by Bank, or if no specific maximum rate is applicable hereto, at the rate of 18% per annum (such rate hereinafter referred to as the “Default Rate”) until paid, and any of the sums shall be repaid to Bank forthwith upon its demand and be in addition to the payments provided by the Note. All such sums advanced by Bank shall be secured by the lien of this Mortgage, and Bank shall be the sole judge of any such tax, assessment, claim, lien or encumbrance and of the amount necessary to be paid in satisfaction thereof.

5. Insurance. Mortgagor shall keep the buildings and other improvements which are now, or which hereafter may be erected on the Property, including any personal property and fixtures described above, constantly insured for the benefit of Bank against loss by fire and other losses normally covered by an extended coverage endorsement in an amount not less than full insurable value so as to preclude any claims on the part of the insurer for co-insurance, and in addition shall keep in full force and effect policies of insurance insuring against such other hazards, casualties, and contingencies as may be from time to time required by Bank including, but not limited to, flood insurance if required under the National Flood Insurance Act of 1968, as amended, public liability insurance, and insurance against loss of rentals due to any of the foregoing causes. All insurance required by Bank hereunder shall be subject to the following:

(A) Policies shall be on such forms, for such periods, and in such amounts as Bank may require with companies acceptable to Bank;

(B) All policies shall be deposited with Bank with premiums fully prepaid;

(C) All policies which insure against any loss or damage to the Property shall provide for loss payable to Bank, without contribution by Bank, pursuant to New York Standard or other mortgagee clause acceptable to Bank, which shall include a minimum of 30 days advance notice of cancellation of such policies;

(D) Mortgagor shall deliver to Bank renewal or replacement policies where necessary in the performance of this covenant, at least 15 days prior to the expiration of existing policies together with a paid receipt for the premium. In the event Mortgagor shall for any reason fail to comply with and abide by this covenant or any part hereof, Bank may place and pay for such insurance or any part thereof without waiving or affecting any option, lien, equity or right under or by virtue of this Mortgage, and the full amount of each and every such payment shall be immediately due and payable and shall bear interest from the date thereof until paid at the Default Rate and together with such interest shall be secured by the lien of this Mortgage;

(E) In the event of loss, Mortgagor shall give immediate notice by mail to Bank, and in the event Mortgagor shall fail to agree with the insurance companies involved as to the amount and terms of any loss within 60 days of the happening of such loss, then Bank may negotiate with and settle such loss with such insurance companies and neither Bank nor the insurance companies involved shall, upon such settlement being made, be liable in any manner to Mortgagor; the right to any return or refund premiums on any insurance policies is hereby assigned to Bank as additional security for the Note;

(F) Bank shall have the right, in its sole discretion, to apply any proceeds received from insurance policies, or any part thereof, to the payment of the Note or other sums secured hereby, provided however, the Bank may apply such amounts toward the repair or restoration of the damaged Property on terms and conditions acceptable to and prescribed by Bank, if in the Bank’s reasonable discretion it is determined that: (1) there is not an existing event under the Loan Documents which is a default or which, with notice or the passage of time could be a default under the Loan Documents; (2) the damage from the loss is thirty percent (30%) or less than the structural value of the improvements on the Property; (3) the insurance proceeds together with any other funds available to the Mortgagor are sufficient to allow complete reconstruction of the damage; (4) the improvements as reconstructed will have equal or greater economic value than the value of improvements prior to the damage; and, (5) the reconstruction can be completed within ninety (90) days from commencement. The Bank shall permit utilization of the loss proceeds for reconstruction with proceeds and any additional required funds to be held and distributed by the Bank on such terms as Bank in its discretion determines, as reconstruction progresses.

(G) In the event of a foreclosure of this Mortgage, the purchaser of the Property shall succeed to all the rights of Mortgagor, including any rights to the proceeds of insurance and to unearned premiums, in and to all policies of insurance assigned and delivered to Bank pursuant to this paragraph.

6. Condemnation. In the event Mortgagor is served with process or otherwise notified of a condemnation action or any other action which involves a taking of the Property or any part thereof, Mortgagor shall notify Bank in writing of such within five (5) days from the date of service of process or such other notification. Mortgagor hereby authorizes Bank as attorney-in-fact for Mortgagor to, at Bank’s option commence, appear in and prosecute, in Bank’s or Mortgagor’s name, any action or proceeding relating to such taking of the Property and to settle or compromise any claim in connection with such condemnation or taking. All sums paid by the Bank in connection with any condemnation actions or proceedings, including reasonable attorney fees and costs, shall be paid by Mortgagor, and any such fees and costs if not promptly paid with interest thereon at the Default Rate, shall be secured by the lien of this Mortgage. The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of the Property or any part thereof, or for conveyance in lieu of condemnation, are hereby assigned and shall be paid to Bank. Bank shall not be held responsible for any failure to collect any award or awards, regardless of the cause of such failure. Any such award or awards received by Bank may, at its option, be used in restoring the Property on terms and conditions acceptable to and prescribed by the Bank or be held as security for the Note. In the event any part of the improvements located on the Property are included in the condemnation, then Bank may, at its option, expend such portion of the award as may be necessary to protect the improvements remaining after the condemnation from physical damage resulting therefrom.

7. Alteration and Use of the Property. Unless required by applicable law or unless Bank has otherwise agreed in writing, Mortgagor shall not allow changes in the nature of the occupancy for which the Property was intended at the time this Mortgage was executed. Mortgagor shall not initiate or acquiesce in a change in the zoning classification of the Property without Bank’s written consent. Mortgagor shall not make any change in the use of the Property which will create a fire or other hazard not in existence on the date hereof, nor shall Mortgagor in any way increase any hazard. Without the prior written consent of Bank, no building or improvement may be erected on the Property, nor may Mortgagor structurally remove, demolish or materially alter any building or improvement, in any way that would change the use of the Property or that would decrease its value, nor shall any fixture or personal property covered by this Mortgage be removed at any time unless simultaneously replaced by an article of equal kind, quality and value owned by Mortgagor, and which is unencumbered except by the lien of this Mortgage and other instruments of security securing the Note.

8. Surface Alteration and Mineral Rights. Mortgagor shall not consent to, permit or indulge in any entry, either by itself or by any others, upon the surface of the Property for the purpose of exploration, drilling, prospecting, mining, excavation or removal of any earth, sand, dirt, rock, minerals, oil or any other substance without the Bank’s approval and written consent.

9. Repair, Waste and Construction Lien. Mortgagor shall keep the Property, and all equipment, appurtenances and accessories constantly in good order and repair; shall comply with all laws, ordinances, and regulations now or hereafter affecting the Property or any part thereof; and shall not permit, suffer or commit any waste, impairment or deterioration of the Property, or any part thereof. Bank may demand the immediate repair of the improvements, or any appurtenances, or any seawall on or protecting the Property. Failure of Mortgagor to comply with the demand of Bank for a period of 30 days after receipt of written notice shall constitute a breach of this Mortgage, and at the option of Bank and the Bank may, without notice, institute proceedings to foreclose this Mortgage and apply for the appointment of a Receiver, as hereinafter provided. In addition, in the event any construction liens are filed against the Property, or any part thereof, Mortgagor shall cause the same to be discharged, paid, bonded or otherwise satisfied so that it no longer affects the Property within 30 days after receipt of notice by Mortgagor of the filing thereof, or within ten days after a suit for the foreclosure thereof has been filed, whichever date is earlier. Should Mortgagor fail to comply with this covenant, Bank may, at its option, advance funds to repair and protect the Property, or to remove uncontested construction liens without waiving or affecting any option, lien, equity or right under or by virtue of this Mortgage, and the full amount of such payment shall be immediately due and payable and shall bear interest from the date thereof until paid at the Default Rate and together with such interest shall be secured by the lien of this Mortgage.

10. Assignment of Rents. Mortgagor, as additional security does hereby assign, transfer and set over to Bank all sums due or to become due for rental of the Property from any occupant or lessees who may now or hereafter occupy or lease the same, or any part thereof, or due or to become due under any consented to agreement for deed respecting the Property that may be entered into, and Bank is hereby given the absolute right, at its option, without institution of court proceedings and without benefit of a court appointed receiver, to enter upon the Property and to demand and collect from any occupants or lessees or purchasers under contract or agreement for deed, all or any portion of the amount or amounts therefrom due, and to apply the same to any indebtedness or sum due or secured under this Mortgage and the Note hereby secured, without waiving or in any way affecting the option to foreclose or any other right, privilege, option or condition therein contained. Written receipt given by any officer or agent of Bank evidencing such collection shall constitute full acquittance to any of the above for such amounts as if paid to Mortgagor, his successors or assigns. Mortgagor does hereby appoint Bank its attorney-in-fact to collect said rents, issues, profits, income and accounts receivable with or without suit and apply the same, less expenses of collection, to the said indebtedness, other secured items and repairs, in such manner as Bank may elect; provided, however, that until there is a default under the terms of this Mortgage (which is not cured within the applicable curative period prescribed herein), Mortgagor may continue to collect and enjoy said rents, issues, profits, income and accounts receivable. The curing of any default within the period permitted by this Mortgage shall entitle Mortgagor to again collect said rents, issues, profits, income and accounts receivable. This assignment of rents, issues, profits, income and accounts receivable and power of attorney shall be irrevocable and shall be in addition to the other remedies herein provided for in event of default or provided in any other document which secures the Note, and may be put into effect independently of or concurrently with any of said remedies, but no liability shall attach to Bank for failure or inability to collect any rents, issues, profits, income and accounts receivable herein assigned.

11. Receiver. In addition to the right given in the preceding paragraph, in the event that at the beginning or at any time pending any suit upon this Mortgage, or to foreclose it, or to reform it and/or to enforce payment of any claims hereunder, Bank shall apply to the court having jurisdiction thereof, for the appointment of a Receiver, such court shall forthwith appoint a Receiver of the Property, including all and singular the income, profits, issues and revenues from whatever source derived, each and every of which it being expressly understood, is hereby mortgaged as if specifically set forth and described in the granting clauses hereof, and such Receiver shall have all the broad and effective functions and powers in anywise entrusted by a court to a Receiver, and such appointment shall be made by such court as to admitted equity and a matter of absolute right to Bank, and without reference to the adequacy or inadequacy of the value of the Property or to the solvency or insolvency of Mortgagor. Such rents, profits, incomes, issues and revenues shall be applied by the Receiver according to the lien and/or equity of Bank and the practice of such court and such appointment of Receiver shall be without notice to any obligor hereunder.

12. Costs and Attorneys’ Fees. In the event the Property or any part thereof becomes the subject of or involved in any action or court proceeding (including any bankruptcy case or proceeding), Mortgagor shall promptly pay and reimburse Bank for all costs, charges and expenses, including reasonable attorneys’ fees, and further including those on appeal, incurred by Bank in connection with or growing out of such action or proceeding and all such costs, charges, expenses and attorneys’ fees shall be secured by the lien of this Mortgage. Mortgagor will also pay all costs, charges and expenses including reasonable attorneys’ fees, costs of abstracts of title, title searches and appraisals, incurred or paid at any time by Bank because of the failure of Mortgagor to promptly and fully perform the agreements and covenants of this Mortgage or of any other instrument securing the Note. Said costs, charges and expenses shall be immediately due and payable and shall bear interest from the date thereof at the Default Rate and together with such interest shall be secured by the lien of this Mortgage.

13. Transfer of Property. Should the Property be transferred under foreclosure sale or should Mortgagor, without Bank’s prior written consent: (A) sell or transfer all or any part of the Property, or any interest therein, whether by direct transfer, transfer incorporating wraparound financing, by contract for deed, or by transfer under foreclosure sale; or, (B) grant a leasehold interest in all or any part of the Property of ten (10) years or more (or such longer lease term as Bank may permit by prior written approval); then Bank may at Bank’s option, declare all of the sums secured by this Mortgage immediately due and payable, and Bank may invoke any remedies permitted by this Mortgage.

14. Further Encumbrance. Mortgagor shall not create, incur, assume or permit to exist any further or additional indebtedness, whether recourse or non-recourse, superior or junior, resulting from borrowings, loans, advances or guarantees other than the obligations to Bank set forth herein, nor shall Mortgagor pledge, mortgage assign, create or permit to be created, or to remain, any and all liens or encumbrances upon the Property or any other security Mortgagor has granted to secure the Note, whether consensual, common law, statutory, voluntary, involuntary, or arising by operation of law, except Permitted Title Exceptions. Notwithstanding the foregoing, Mortgagor may contest the amount, validity, and enforceability of any involuntary or nonconsensual lien, encumbrance, or security interest, including those arising by operation of law, provided: (A) Mortgagor contests such lien, encumbrance or security interest in good faith, at Mortgagor’s sole expense; (B) such contest shall be prosecuted diligently to final conclusion; (C) Mortgagor shall pay and save Bank harmless against all losses, judgments, decrees and costs incurred in connection therewith; (D) Mortgagor shall promptly, after final determination of such contest, fully pay and discharge all amounts that shall be levied, assessed, charged, imposed or otherwise determined to be payable together with all penalties, fines, interest, costs and expenses resulting from such contest.

15. Default. The happening of any of the following events shall constitute a default hereunder: (A) a default shall occur under the Note; (B) failure of Mortgagor to perform any agreement in this Mortgage or in any other instrument securing the Note or in any other instrument executed by Mortgagor in connection herewith; (C) the filing of any petition under the Bankruptcy Code, or any similar federal or state statute, by any Obligor (which term shall mean and include the Mortgagor, each borrower, endorser, surety, guarantor, and all others who may become liable for all or any part of the obligations secured hereby, as well as anyone that owns, from time to time, all or any portion of the Property or any interest therein) or by any Obligor against another Obligor; (D) the filing by anyone other than an Obligor of any petition under the Bankruptcy Code, or any similar federal or state statute, against any Obligor; (E) the filing in any court by any person or entity of an application for the appointment of a receiver or trustee to take custody of the Property or any part thereof; (F) the filing of any application in any court for the appointment of a receiver for the benefit of one or more creditors, or the making of a general assignment for the benefit of creditors as to any Obligor; (G) the dissolution, business failure, merger, consolidation, or reorganization of any Obligor; (H) any warranty, representation, certificate or statement of any Obligor (whether contained in this Mortgage, other instruments of security or other instruments executed in connection with the Note secured hereby) is not true; (I) taking of possession of all or any substantial part of the Property or other instruments of security securing the Note at the instance of any governmental authority; (J) a default shall occur under or any proceedings are instituted for the foreclosure or collection of any mortgage, judgment or lien prior or subordinate to the lien of this Mortgage affecting the Property; (K) a default by Mortgagor or other Obligor shall occur under any lease or contract affecting all or any part of the Property; (L) should any license or permit in existence on the date of this Mortgage or any other license or permit necessary for the operation and use of the Property contemplated herein be revoked or terminated or should any conditions imposed by any governmental authority not be complied with by the time requested by such authority as a condition to non-revocation or non-termination; (M) should Mortgagor further encumber the Property in violation of the provision herein; (N) should Mortgagor shall fail to provide to the Bank information sufficient for the Bank to verify the identity of Mortgagor as required under the USA Patriot Act; (O) should Mortgagor file a notice of limitation of future advances under this Mortgage as provided in Florida Statutes 697.04(1)(b), without the prior written consent of the Bank; or (P) should Mortgagor default in the terms of any loans it may have which are held by Bank. The enumeration of events of default under this paragraph shall not exclude such other events of default under this Mortgage which are set forth in other paragraphs.

16. Acceleration. If a monetary default shall occur hereunder and remain uncured for 10 days or more, or should a non-monetary event of default occur hereunder and remain uncured for 30 days or more after written notice of such non-monetary default to Mortgagor, or such additional reasonable period not exceeding 90 days if such default is not capable of cure within such 30 day period and Mortgagor has initiated and is diligently pursuing such cure, then, without further notice to Mortgagor, the full amount of the Note together with all accrued interest shall become immediately due and payable at the option of Bank as fully and completely as if said aggregate sum were originally stipulated to be paid at such time. A monetary default shall be deemed to include failure to make payment of the Note amount should it be drawn as well as payments of escrow, taxes and governmental assessments and premiums for insurance under this Mortgage and any other agreement securing the Note. That is to say, upon the breach of any of the terms or covenants herein to be performed by Mortgagor and the failure of Mortgagor to cure such breach within the applicable curative period set forth in the preceding sentence, Bank shall have the right to accelerate the maturity of this Mortgage as though it were due and payable on the day following such curative period and to demand payment in full of the Note amount or any unpaid balance thereof, and to exercise all the rights and remedies herein or by law reserved to Bank.

17. Future Advances. This Mortgage shall also secure future advances made by Bank to Mortgagor, which future advances shall be at the option of the Bank; however, the maximum principal amount secured by this Mortgage shall not exceed twice the stated principal amount of the Note this Mortgage secures. All such future advances shall be made within the time limit authorized by Florida law for making valid future advances with interest and all indebtedness created by virtue of such future advances shall be and are secured hereby. All provisions of this Mortgage shall apply to any future advances made pursuant to the provisions of this paragraph. Nothing herein contained shall limit the amount secured by this Mortgage, if such amount is increased by advances made by Bank as herein elsewhere provided and authorized for the protection of the security of Bank.

18. Notice. Any written notice, demand or request that is required to be made hereunder or under any other instrument of security for the Note shall be served in person or by registered or certified mail, return receipt requested, addressed to the party to be served at its address set forth below:

Mortgagor:	ODYSSEY MARINE EXPLORATION, INC.
5215 West Laurel Street
Tampa, Florida 33607

Bank:	FIFTH THIRD BANK
201 East Kennedy Boulevard
Tampa, Florida 33602

The above addresses may be changed as to the applicable party by providing the other party with notice of such address change in the same manner provided above; provided, however, so long as Mortgagor is the owner of all or any part of the Property the address of Mortgagor must be located within the continental United States of America. In the event that written notice, demand or request is made as provided in this paragraph, then in the event that such notice is returned to the sender by the U.S. Postal System because of insufficient address or because the party has moved or otherwise other than for insufficient postage, such writing shall be deemed to have been received by the party to whom it was addressed on the date that such writing was initially placed in the U.S. Postal System by the sender.

19. Uniform Commercial Code.

(A) When and if Mortgagor and Bank shall respectively become the Debtor and Secured Party in any Uniform Commercial Code Financing Statement affecting property either referred to or described herein, or in any way connected with the use and enjoyment of the Property, this Mortgage shall be deemed the Security Agreement as defined in said Uniform Commercial Code and the remedies for and violation of the covenants, terms and conditions of the agreements herein contained shall be: (1) as prescribed herein, or (2) by general law, or (3) as to such part of the security which is also reflected in said financing statement by the specific statutory consequences now or hereafter enacted and specified in the Uniform Commercial Code, all at Bank’s sole election. Mortgagor authorizes the Bank to file such Financing Statements pursuant to the Uniform Commercial Code.

(B) Mortgagor and Bank agree that the filing of such financing statement in the records normally having to do with personal property shall never be construed as in anywise derogating from or impairing this declaration and hereby stated intention of the parties that everything used in connection with the production of income from the Property and/or adapted for use therein and/or which is described or reflected in this Mortgage is, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the real estate irrespective or whether: (1) any such item is physically attached to the improvements, (2) serial numbers are used for the better identification of certain equipment items capable of being thus identified in a recital contained herein or in any list filed with the Bank, or (3) any such item is referred to or reflected in any such financing statement so filed at any time.

(C) Similarly, the mention in any such financing statement of: (1) the rights in or the proceeds of any fire and/or hazard insurance policy, or (2) any award in eminent domain proceedings for a taking or for loss of value, or (3) the debtor’s interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Property mortgaged hereby, whether pursuant to lease or otherwise, shall never be construed as in anywise altering any of the rights of Bank as determined by this instrument or impugning the priority of Bank’s lien granted hereby or by any other recorded documents, but such mention in the financing statement is declared to be for the protection of Bank in the event any court or judge shall at any time hold with respect to (C)(1), (2) and (3) that notice of Bank’s priority of interest to be effective against a particular class of persons, including but not limited to, the federal government and any subdivisions or entity of the federal government, must be filed in the Commercial Code Records. Mortgagor shall pay for all costs of filing such statements and renewals and releases thereof and shall pay all reasonable costs and expenses, including reasonable attorneys’ fees and any record searches for financing statements Bank may reasonably require, incident to the preparation and filing of such financing statements.

20. Releases by Bank. Bank from time to time, without notice to any person and without affecting the liability of Mortgagor hereunder, or of any other person (other than any person expressly released by Bank in writing) for the payment of the Note and without affecting the priority or extent of the lien and security interest of this Mortgage (except as to property specifically released by Bank in writing) may do any or all of the following: (A) release in whole or in part, any person liable for payment of any or all of the Note; or (B) extend the time or otherwise alter the terms of payment of the Note, in whole or in part; or (C) accept additional or substitute security of any kind; or (D)

consent to the creation of any easement, in, on, or over the Property or any covenant restricting the use or occupancy of the Property; or (E) release or otherwise deal with any property, real or personal, securing the Note.

21. Environmental Laws.

(A) Warranty; Notice. Mortgagor covenants and agrees to: comply with all applicable federal, state and local environmental laws or regulations, codes, orders, injunctions, notices relating to pollution or protection of the environment including laws related to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous waste into the environment (the “Environmental Laws”); provide to Bank, immediately upon receipt, copies of any correspondence, notice, pleading, citation, order, or other document from any source asserting or alleging a circumstance or condition which requires or may require a financial contribution by Mortgagor or a cleanup, removal, remedial action, or other response by or on the part of Mortgagor under Environmental Laws or which seeks damages or civil, criminal or punitive penalties from Mortgagor for an alleged violation of Environmental Laws; and to advise Bank in writing as soon as Mortgagor becomes aware of any condition or circumstance which makes the environmental warranties contained in this Mortgage or in any other loan document of even date herewith incomplete or inaccurate. In the event of any such circumstance, Mortgagor agrees, at its sole expense and at the request of Bank, to permit an environmental audit solely for the benefit of Bank, to be conducted by Bank or an independent agent selected by Bank and which may not be relied upon by the Mortgagor for any purpose. This provision shall not relieve Mortgagor from conducting its own environmental audits or taking any other steps necessary to comply with Environmental Laws. If in the opinion of Bank there exists any uncorrected violation by Mortgagor of an Environmental Law or any condition which requires, or may require, a cleanup, removal or other remedial action by Mortgagor under any Environmental Laws, and such cleanup, removal or other remedial action is not completed within 90 days from the date of written notice from Bank to Mortgagor, the same shall at the option of Bank constitute a default hereunder.

(B) Indemnification. Mortgagor agrees to indemnify and hold Bank harmless from and against and to reimburse Bank with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including reasonable attorney’s fees and court costs) of any and every kind or character, known or unknown, fixed or contingent asserted against or incurred by Bank at any time and from time to time by reason of or arising out of any violation of any Environmental Laws and any and all matters arising out of any act, omission, event or circumstance existing or occurring on or prior to the date of this Mortgage (including without limitation the presence on the Property or release from the Property of hazardous substances or solid waste disposed of or otherwise released prior to the date of this Mortgage), regardless of whether the act, omission, event or circumstance constituted a violation of any Environmental Law at the time of its existence or occurrence. The terms “hazardous substance” and “release” shall have the meaning specified in the Federal Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980

(“CERCLA”), and the terms “solid waste” and “disposed” shall have the meaning specified in the Federal Resource Conservation and Recovery Act of 1976 (“RCRA”); provided, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment.

22. Reappraisal. Notwithstanding any term or provision hereof to the contrary, if at any time and for any reason the Bank in its sole discretion determines that the value of the Property may have declined or be less than Bank previously anticipated, within 30 days from Bank’s written request to Mortgagor therefor, Mortgagor shall provide to Bank, at Mortgagor’s sole cost and expense, a current appraisal of the Property to be ordered by the Bank from an appraiser designated by Bank and in form and content as required by Bank. Mortgagor shall cooperate fully with any such appraiser and provide all such documents and information as such appraiser may request in connection with such appraiser’s performance and preparation of such appraisal. Mortgagor’s failure to promptly and fully comply with Bank’s requirements under this paragraph shall, without further notice, constitute an event of default under this Mortgage and the other loan documents.

23. Severability. Wherever possible, each provision of this Mortgage shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity only, without invalidating the remainder of such provisions or of the remaining provisions of this Mortgage.

24. Binding Effect. Whenever the context of this Mortgage so admits or requires, the terms “Mortgagor” and “Bank” shall include the heirs, personal representatives, successors and/or assigns of the respective parties thereto; the use of the singular number shall include the plural, and the plural the singular; the use of any gender shall include all genders.

25. Waiver of Exemption; Time of Essence. To the extent permitted by law, Mortgagor hereby waives all right of homestead and exemption granted by the Constitution and laws of Florida. It is specifically agreed that time is of the essence of this Mortgage.

26. Headings. The headings of the paragraphs contained in this Mortgage are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of the parties hereto.

27. WAIVER OF JURY TRIAL. BANK AND MORTGAGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE, THE NOTE REFERRED TO HEREIN, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY, OR ANY OF THEM. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK ENTERING INTO THIS LENDING TRANSACTION.

PROVIDED ALWAYS, HOWEVER, that if the Mortgagor shall pay unto the Bank the moneys provided for in and by the Note and this Mortgage and shall well and truly keep, observe and perform, comply with and abide by each and every the stipulations, agreements, conditions and covenants thereof as and when required thereby, then this deed and the estate hereby created shall cease and be null and void, otherwise the same shall remain of binding force and effect.

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage or has caused the same to be executed by its duly authorized representatives on the day and year first above written.

WITNESSES:	MORTGAGOR:

ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation

/s/ Chad Loar	By:	/s/ Michael Holmes
Signature of Witness		Michael Holmes, as its Chief Financial Officer

Chad Loar
Print or type name of Witness

/s/ C. J. Mintrone		(CORPORATE SEAL)
Signature of Witness

C. J. Mintrone
Print or type name of Witness

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me this 11th day of July, 2008, by Michael Holmes, as Chief Financial Officer of ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation, on behalf of the corporation.

X	Personally known	/s/ Ufemia U. Zimmer
	Florida Driver’s License	Notary Public
Other Identification Produced
Ufemia U. Zimmer
Print or type name of Notary

(SEAL)

ATTACHMENT:

EXHIBIT “A” - Legal Description

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